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                                                                  EXHIBIT 10.7


April 25, 1997

Mr. Lyn Maddox



Dear Lyn:

On behalf of PG&E Corporation, I am pleased to modify our previous offer for you to join our organization as President and Chief Executive Officer of PG&E Energy Trading and as Senior Vice President of PG&E Corporation reporting to me.

It is my understanding that these details are consistent with those described to you by G. Brent Stanley and will form the basis for your acceptance of this offer.

Your initial target annual total compensation plus a one-time signing bonus of $50,000 is calculated to be approximately $935,000. Listed below are compensation and benefit details:

1. An annual base salary of $300,000 ($25,000 monthly) subject to possible increases through our merit review plan.

2. One time bonus of $50,000 payable within 30 days of your hire, subject to normal payroll withholdings.

3. A target annual bonus of $135,000, which equals 45% of your base salary, in an annual incentive plan under which your actual bonus dollars can reach from 0 to $270,000 based on your performance relative to established goals. For 1997, this bonus will be not less than $135,000.

4.   Annual award of 5,000 performance units under our Performance Units Plan
(PUP). The value of these units is tied to the price of PG&E Corporation common stock. The estimated value of this award is $100,000 based on a value of $20 per share.

5. A stock option grant of 120,000 shares of PG&E Corporation common stock. The estimated value of this award is $333,600 based on a present value $2.78 per share.

6.   An annual perquisite allowance of $15,500.

7.   Participation in our health and welfare benefit plans.

8.   Four weeks of paid vacation per year.

As we have discussed, a number of these compensation elements, as well as election as an officer of PG&E Corporation, are subject to Board of Directors approval.
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We are enthused that you are planning to join our team and working with us for the success of PG&E Corporation.

I would appreciate receiving your written acceptance of this offer as soon as possible.

Please call me at the office or at home (510) 933-9369 at any time.

Sincerely,

ROBERT D. GLYNN, JR.


Accepted:

L E MADDOX
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4/26/97
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Date